SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July  1, 1996

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

     Florida                    0-13358                    59-2273542
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

        217 North Monroe Street, Tallahassee, Florida 32301
        (Address of principal executive office)   (Zip Code)

Registrant's telephone number, including area code: (904) 671-0610

CAPITAL CITY BANK GROUP, INC.
FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits On July 1, 1996, Capital City Bank Group, Inc. (the "Company"), consummated its merger with First Financial Bancorp, Inc., a Florida corporation ("First Financial"), parent company to First Federal Bank, Tallahassee, Florida. The unaudited pro forma consolidated financial information set forth herein has been prepared for the purpose of complying with Regulation S-X promulgated by the Securities and Exchange Commission in connection with the filing of the Form 8-K by the Company relating to the acquisition of First Financial on July 1, 1996.

(a) Financial Statements of Business Acquired:

Filed as part of this report are the financial statements of First Finaqncial for the periods required by Rule 3-05(b) of Regulation S-X.

          FIRST FINANCIAL BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Balance Sheets
                                                  September 30,
     Assets                                       1995     1994

Cash                                       $   4,458,715   4,060,729
Interest-bearing deposits                      2,388,774     791,688

     Cash and cash equivalents                 6,847,489   4,852,417

Securities purchased under agreement to resell 2,000,000       -
Investment securities:
  Available-for-sale, at market               12,507,971  14,856,236
  Held-to-maturity, at cost (market value
    of $524,531)                                   -        525,000
Mortgage-backed securities held-to-maturity,
  at cost (market value of $31,628,331 and
  $32,743,421, respectively)                  31,658,567  34,117,200
Loans receivable, net                        163,386,088 127,412,389
Loans held-for-sale                            1,546,739       -
Accrued interest receivable:
  Investment securities and securities
    purchased under agreement to resell          251,248     168,691
  Mortgage-backed securities                     153,758     126,356
  Loans receivable                             1,000,273     721,297
Real estate owned:
  Acquired by foreclosure                        134,643     549,350
  In-substance foreclosed loans                  381,176     149,505
Premises and equipment, net                    7,884,587   5,101,530
Federal Home Loan Bank stock, at cost          1,280,100   1,119,600
Prepaid expenses and other assets                591,694     415,667

     Total                                 $ 229,624,333 190,115,238

     Liabilities and Stockholders' Equity

Deposit accounts                             200,786,987 166,325,919
Accrued interest payable                         113,828      87,332
Federal Home Loan Bank advances               11,000,000   8,000,000
Advance payments by borrowers for taxes
  and insurance                                1,922,648   1,613,823
Deferred income taxes                            374,361     118,292
Other liabilities and accrued expenses           635,391     514,816

     Total liabilities                       214,833,215 176,660,182

Commitments (Note 12)

Stockholders' equity:
  Common stock, no par value, 4,000,000 shares authorized,
     865,133 in 1995 and 852,481 in 1994 shares issued
     and outstanding                             -              -
  Additional paid-in capital                   7,033,133   5,610,585
  Retained earnings, substantially restricted  7,894,624   8,140,678
  Unrealized loss on investment securities
    available-for-sale                          (136,639)   (296,207)
     Total stockholders' equity               14,791,118  13,455,056

     Total                                 $ 229,624,333 190,115,238
See accompanying Notes to Consolidated Financial Statements.

          FIRST FINANCIAL BANCORP, INC. AND SUBSIDIARIES
               Consolidated Statements of Earnings

                                              Year Ended September 30,
                                            1995        1994         1993
Interest income:
  Interest on loans receivable          $ 12,641,552  10,790,576  10,981,335
  Interest on mortgage-backed securities 1,851,064 735,925 398,764 Interest and dividends on investment
    securities                               996,034     965,485   1,435,234
  Other interest-earning assets              380,958     363,699     634,053
     Total interest income                15,869,608  12,855,685  13,449,386

Interest expense:
  Deposit accounts                         8,623,303   6,145,948   6,725,674
  Borrowed funds                             683,383     417,464     374,979
     Total interest expense                9,306,686   6,563,412   7,100,653

     Net interest income                   6,562,922   6,292,273   6,348,733

Provision (credit) for loan losses           (41,258)   (311,689)    565,021

     Net interest income after provision
       (credit) for loan losses            6,604,180   6,603,962   5,783,712

Noninterest income:
  Fees and service charges                   605,369     600,735     540,581
  Gain on sale of mortgage-backed
    securities held-for-sale                    -          3,977     213,602
  (Loss) gain on sale of investment
    securities available-for-sale            (14,429)    (76,472)    110,095
  Unrealized loss on investment securities
    held-for-sale                               -        (96,395)       -
  Gain on sale of loans                      235,171     491,563     656,345
  Gain on sale of loan servicing                -        246,407     412,825
  Gain on sale of real estate owned           36,868     164,886     250,767
  Other                                      465,052     416,598     532,902
     Total noninterest income              1,328,031   1,751,299   2,717,117

Noninterest expense:
  Salaries and employee benefits           2,537,420   2,345,180   2,425,435
  Occupancy and equipment                    780,286     683,172     606,390
  Insurance                                  536,592     536,041     533,441
  Advertising and promotion                  221,719     146,925     142,855
  Provision for losses on real estate owned   56,405     166,595     429,054
  Data processing                            293,386     265,264     267,349
  Legal                                       28,382      69,545     239,508
  Consultants' fees                           56,214     197,705     162,188
  Real estate owned                          152,463     258,795     240,221
  Other                                      810,928     862,181     841,131
     Total noninterest expense             5,473,795   5,531,403   5,887,572

     Earnings before provision for income
       taxes and cumulative effect of
       change in accounting principle      2,458,416  2,823,858   2,613,257

Provision for income taxes                   917,699  1,055,300     974,401

     Earnings before cumulative effect of
       change in accounting principle      1,540,717  1,768,558   1,638,856

Cumulative effect of change in accounting
  principle                                     -        60,247         -

     Net earnings                        $  1,540,717 1,828,805  1,638,856

Earnings per share:
  Earnings before cumulative effect of
     change in accounting principle      $       1.70      1.95     1.93
  Cumulative effect of change in
     accounting principle                         -         .06       -

  Earnings per share                     $       1.70      2.01     1.93

Weighted average number of shares
  outstanding                                 906,152   909,930   851,320
See accompanying Notes to Consolidated Financial Statements.

         FIRST FINANCIAL BANCORP, INC. AND SUBSIDIARIES
              Consolidated Statements of Cash Flows

                                                 Year Ended September 30,
                                              1995         1994        1993
Operating activities:
  Net earnings                           $ 1,540,717    1,828,805   1,638,856
  Adjustments to reconcile net earnings
   to net cash provided by (used in)
   operating activities:
       Depreciation                          280,676      278,645     245,947
       Provision (credit) for loan losses    (41,258)    (311,689)    565,021
       Provision for losses on real estate
         owned                                56,405      166,595     429,054
       Accretion of unearned interest and
          deferred loan fees                (399,856)    (337,387)   (259,197)
       Provision (credit) for deferred
          income taxes                       160,329       63,494     (41,452)
       (Increase) decrease in other assets  (176,027)      68,425     433,075
       (Increase) decrease in loans
         held-for-sale                    (1,546,739)   3,385,739     151,978
       Increase (decrease) in accrued
         interest payable and other
         liabilities                         147,071   (1,027,610)    295,020
       (Increase) decrease in accrued
         interest receivable                (388,935)      42,905     258,033
       Gain on sale of mortgage-backed
         securities                             -          (3,977)   (213,602)
       Loss (gain) on sale of investment
         securities                           14,429       76,472    (110,095)
       Gain on sale of loans                (235,171)    (491,563)   (656,345)
       Gain on sale of real estate owned     (36,868)    (164,886)   (250,767)

          Net cash (used in) provided by
            operating activities            (625,227)   3,573,968   2,485,526

Investing activities:
  Proceeds from maturity of securities
    purchased under agreements to resel  52,000,000   14,000,000  11,000,000
  Securities purchased under agreements
    to resell                           (54,000,000)      -      (20,000,000)
  Proceeds from maturities of investment
    securities                            1,525,000    3,773,000  21,612,000
  Proceeds from sales of investment
    securities                            3,576,377   21,775,562   7,174,719
  Purchase of investment securities      (1,987,233) (14,423,420)(23,853,481)
  Proceeds from sales of mortgage-backed
     securities                                -        1,715,551   5,676,506
  Purchase of mortgage-backed securities       -      (23,464,275)(18,169,597)
  Principal repayments on mortgage-backed
     securities                            2,458,633    2,273,125   1,708,971
  Sales of loans                          14,077,598   30,566,690  27,277,082
  Net increase in loans                  (49,378,259) (46,027,702)(20,824,708)
  Proceeds from sales of real estate
    owned, net of additions to real
    estate owned                            166,746     1,840,557   3,982,283
  Capital expenditures, net              (3,063,733)   (2,730,949)   (446,521)
  Purchase of Federal Home Loan Bank
    stock                                  (160,500)     (231,600)        -

          Net cash (used in) provided by
            investing activities         (34,785,371) (10,933,461) (4,862,746)

          FIRST FINANCIAL BANCORP, INC. AND SUBSIDIARIES
         Consolidated Statements of Cash Flows, Continued

                                                 Year Ended September 30,
                                             1995          1994         1993

Financing activities:
  Net decrease in demand deposits,
     NOW accounts and savings accounts   (6,672,645)  (1,993,142)  (5,324,540)
  Net increase (decrease) in certificates
    of deposit                           41,133,713    9,783,457   (8,519,207)
  Increase in advances by borrowers for
    taxes and insurance                     308,825      268,906      148,727
  Proceeds from Federal Home Loan Bank
    advances                             36,000,000   11,000,000    1,000,000
  Repayment of Federal Home Loan Bank
    advances                            (33,000,000)  (9,000,000)        -
  Net proceeds from issuance of common
    stock                                    67,838        1,799       10,200
  Purchase of treasury stock                    -           -          (2,400)
  Cash dividend paid                       (432,061)    (556,249)    (192,581)

          Net cash provided by (used in)
            financing activities         37,405,670    9,504,771  (12,879,801)

Net increase (decrease) in cash and cash
  equivalents                             1,995,072    2,145,278  (15,257,021)

Cash and cash equivalents at beginning
  of year                                 4,852,417    2,707,139   17,964,160

Cash and cash equivalents at end of
  year                                 $  6,847,489    4,852,417    2,707,139

Supplemental disclosures of cash flow information:
  Noncash investing and financing activities:
     Loans foreclosed and loans foreclosed
       in-substance and transferred to
       real estate owned               $    548,147    1,280,259    2,318,722
  Loans originated for the sale of
       real estate owned               $    544,900    1,302,430    2,901,991

  Loans foreclosed in-substance and
       reclassified to loans           $          -    1,024,731    1,117,985

  Cash paid during year for:
     Interest on deposits and
       borrowings                      $  9,280,190    6,552,071    7,155,787

     Income taxes                      $    666,457    1,405,000      684,040
See accompanying Notes to Consolidated Financial Statements.

         Consolidated Statements of Stockholders' Equity
                                                          Unrealized
                                                          Loss on
                                          Retained        Investment
                              Additional  Earnings,       Securities              Total
                    Common    Paid-In     Substantially   Available-    Treasury  Stockholders'
                    Shares    Capital     Restricted      For-Sale      Stock     Equity
Balance, September
  30, 1992          642,806 $ 3,440,473   7,614,360            -        (32,000)  11,022,833

Exercise of stock
  options             1,710      10,200         -              -            -         10,200

Net earnings            -           -     1,638,856            -            -      1,638,856
Cash dividends paid     -           -      (192,581)           -            -       (192,581)
Purchase of treasury
  stock                 -           -           -              -        (2,400)       (2,400)
Stock dividend       64,381     917,429    (917,429)           -            -           -

Balance, September
  30, 1993          708,897   4,368,102    8,143,206           -       (34,400)   12,476,908

Exercise of stock
  options               330       1,799          -             -            -           1,799
Net earnings             -          -      1,828,805           -            -       1,828,805
Cash dividends paid      -          -      (556,249)           -            -        (556,249)
Unrealized loss on
  investment
  securities
  available-for-sale     -          -            -        (296,207)         -        (296,207)

Stock dividend       65,756   1,240,684  (1,275,084)           -         34,400           -
Balance, September
  30, 1994          774,983   5,610,585    8,140,678      (296,207)          -     13,455,056
Net earnings             -          -      1,540,717           -             -      1,540,717
Cash dividends paid      -          -       (432,061)          -             -       (432,061)
Decrease in unrealized
  loss on investment
  securities available-
  for-sale               -           -           -         159,568           -       159,568

Stock dividend        77,412   1,354,710   (1,354,710)          -            -         -

Exercise of stock
  options             12,738      67,838         -              -            -        67,838
Balance, September
  30, 1995           865,133 $ 7,033,133     7,894,624    (136,639)          -    14,791,118
See accompanying Notes to Consolidated Financial Statements.

          FIRST FINANCIAL BANCORP, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements
                September 30, 1995, 1994 and 1993

(1) Summary of Significant Accounting Policies
     First Financial Bancorp, Inc. (the "Corporation") was incorporated under Florida law on November 30, 1990 as a unitary savings and loan holding company. On July 8, 1991, each share of common stock of First Federal Bank (the "Savings Bank") was exchanged, on a one-for-one basis, for 642,806 shares of common stock, no par value, of the Corporation and the Corporation became the parent company of the Savings Bank. In August, 1994, the Corporation formed Community Financial Services, Inc. (a wholly-owned subsidiary), primarily for the purpose of leasing space to an investment company to sell investment securities at two of the Savings Bank's branch locations. The investment company began selling securities at the two branch locations in September 1994 and as of September 30, 1995 had ceased activity. The investment company had minimal activity in fiscal 1995.

     The Savings Bank opened for business in 1960 as a federally chartered mutual savings and loan association. The Savings Bank converted to a stock savings bank on March 31, 1988.

     The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries, the Savings Bank and Community Financial Services, Inc. (collectively "the Company"). Significant intercompany balances and transactions have been eliminated in consolidation.

     The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices within the thrift industry. The following summarizes the more significant of these policies and practices:

     Cash Equivalents. Cash equivalents consist of Federal funds sold and funds due from banks for purposes of the statements of cash flows. The Company considers all highly liquid debt instruments with original maturities when purchased of three months or less to be cash equivalents.

     Investment and Mortgage-Backed Securities. On September 30, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"). This Statement requires securities that the Company has the positive intent and ability to hold to maturity to be classified as held-to-maturity securities and reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity. Securities that are held principally for selling them in the near term are to be classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. Securities not classified as either held-to-maturity securities or trading securities are to be classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. At September 30, 1995, the Company has securities in both the held-to-maturity and available-for-sale classifications. Gains or losses on securities sold are recognized based on the specific identification method.

     Prior to September 30, 1994 investment and mortgage-backed securities held to maturity were carried at cost, adjusted for amortization of premiums and accretion of discounts and were not adjusted to the lower of cost or market because management had the intent and ability to hold them to maturity. Investment and mortgage-backed securities held-for-sale which included investments in mutual funds, were carried at the lower of cost or market value in the aggregate. Net unrealized losses on held-for-sale securities were recognized in a valuation allowance through charges to operations.

     Allowance for Loan Losses. The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the loan portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses which are charged against earnings. While management uses the best information available to make such determinations, additional provisions for potential loan losses may be required to be established in the future should economic or other conditions change substantially.

     Interest on Loans. Interest on loans is recognized in income as earned. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgement, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

     Loans Held for Sale. Certain fixed-rate residential mortgage loans originated are intended for sale and are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to operations. At September 30, 1995, market value approximated book value.

     Premises and Equipment. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense and improvements are capitalized. The cost and accumulated depreciation applicable to assets, retired or otherwise disposed of, are eliminated from the related accounts and gains or losses on sales are credited or charged to operations.

     Real Estate Owned and In-Substance Foreclosed Loans. In-substance foreclosed loans and property acquired by foreclosure or deed in-lieu of foreclosure are recorded at the lower of the loan balance or estimated fair value of the property minus estimated costs to sell at the time the loan is foreclosed or deemed foreclosed in-substance. Costs relating to the development and improvement of property are capitalized, whereas those relating to maintaining the property are charged to expense. Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value.

     Loans foreclosed in-substance consist of loans accounted for as foreclosed property even though actual foreclosure has not occurred. Although the collateral underlying these loans has not been repossessed, the borrower has no equity in the collateral at its current estimated fair value, proceeds for repayment are expected to come only from the operation or sale of the collateral, and either the borrower has abandoned control of the project or it is doubtful that the borrower will rebuild equity in the collateral or repay the loan by other means in the foreseeable future.

     The amounts the Company could ultimately recover from loans foreclosed in-substance and real estate owned could differ materially from the amounts used in arriving at the net carrying value of the assets because of future market factors beyond the Company's control or changes in the Company's strategy for recovering its investment.

     Loan Origination Fees and Costs. The Company defers all loan origination fees and certain specific loan origination costs. Such costs consist primarily of salaries and other expenses related to successful loan origination efforts. Net deferred loan origination fees or costs are amortized using the interest method over the contractual lives of the related loans.

     Income Taxes. The Company follows Statement of Financial Accounting Standards No. 109 ("SFAS 109") relating to the method of accounting for income taxes. SFAS 109 requires companies to take into account changes in tax rates when valuing the deferred income tax amounts they carry on their balance sheets (the "Liability Method"). SFAS 109 also requires that deferred income taxes be provided for all temporary differences between financial statement income and taxable income. However, a deferred tax liability is not recognized for bad debt reserves of savings institutions that arose in tax years beginning before December 31, 1987 (base year reserves).

     The Corporation and its subsidiaries file a consolidated income tax return. Income taxes are allocated proportionally to the Corporation and its subsidiaries as though separate income tax returns were filed.

     Retirement Benefits. The Company has a noncontributory defined benefit pension plan covering all employees who meet certain eligibility requirements. Pension costs are computed based on the provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions", ("SFAS No. 87").

     Earnings Per Common Share. Earnings per common share were computed by dividing the net earnings for the year by the weighted average number of shares outstanding. Stock options granted to directors, officers and employees (as discussed in Note 15) are common stock equivalents. For the years ended September 30, 1995 and 1994, the weighted average number of shares outstanding includes common stock equivalents (stock options) computed using the treasury stock method. These common stock equivalents did not have a material dilutive effect on earnings per share for the year ended September 30, 1993. Earnings per share for 1993 and 1994 have been adjusted to reflect the 1994 and 1995 stock dividends. The following table presents information necessary to calculate earnings per share:

                                          For the Year Ended September 30,
                                                1995     1994      1993

       Average common shares outstanding     856,538   852,358   851,320
       Common shares assumed outstanding to
          reflect the dilutive effect of
          common stock options                49,614    57,572      -

       Weighted average shares               906,152   909,930   851,320

     Future Accounting Requirements. The Financial Accounting Standards Board ("FASB") has issued Statements of Financial Accounting Standards No. 114 and No. 118 which address the accounting by creditors for impairment of certain loans. It requires that impaired loans that are within the scope of these Statements be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. These Statements apply to the Company's financial statements for the 1996 fiscal year. Management does not anticipate these Statements will have a material impact on the Company.

     In May, 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("SFAS 122") which requires mortgage banking enterprises that acquire mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans based on their relative fair values. Mortgage banking enterprises include commercial banks and thrift institutions that conduct operations substantially similar to the primary operations of a mortgage banking enterprise. This Statement is effective for fiscal years beginning after December 15, 1995. Management is in the process of evaluating this Statement and is currently unable to determine the future impact on the financial statements of the Company.

     Reclassifications. Certain amounts for 1994 and 1993 have been reclassified to conform with the current financial statement presentation.

(2) Securities Purchased Under Agreements to Resell
                                                      At September 30,
                                                       1995      1994

     Mortgage-backed certificates with a market value of
       2 ,000,000                                  $ 2,000,000     -

   The Company enters into purchases of securities under agreements to resell (repurchase agreements). The amounts advanced under these repurchase agreements represent short-term loans and are reflected as a receivable in the consolidated balance sheets. The securities underlying the repurchase agreements are book-entry securities. During the period of the agreement, the securities are delivered by appropriate entry into a third-party custodian's account designated by the Company under a written custodial agreement that explicitly recognizes the Company's interest in the securities. The repurchase agreements relating to mortgage-backed certificates are agreements to resell identical securities. Based on month-end balances, securities purchased under agreements to resell averaged $2,907,000, $1,344,000 and $4,769,000 during the years ended September 30,
   1995, 1994 and 1993, respectively. The maximum amount outstanding at any month-end under such agreements during the fiscal years ended September 30, 1995, 1994 and 1993 was $10,000,000, $11,000,000 and $14,000,000,
   respectively.

(3)  Investment Securities
     Investment securities are summarized as follows:

                                              Gross      Gross      Estimated
                                  Amortized   Unrealized Unrealized Market
                                     Cost     Gains      Losses     Value
   At September 30, 1995:
   Investment securities
     available-for-sale:

     U.S. Government and agency
       obligations                 $ 11,640,144   6,597   (225,875) 11,420,866
     Marketable equity securities     1,086,450     655      -       1,087,105

     Securities available-for-sale $ 12,726,594   7,252   (225,875) 12,507,971

   At September 30, 1994:
   Investment securities
     held-to-maturity-
     U.S. Government and agency
     obligations                  $    525,000       -       (469)     524,531

   Investment securities
     available-for-sale:
     U.S. Government and agency
     obligations                    13,639,423       -   (406,669)  13,232,754
     Marketable equity securities    1,565,744       -    (59,137)   1,506,607
     Other investments                 125,000       -     (8,125)     116,875

     Securities available-for-
       sale                       $ 15,330,167       -   (473,931)  14,856,236

   The amortized cost and estimated market value of investment securities at September 30, 1995, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Available-for-Sale
                                                            Estimated
                                                Amortized   Market
                                                 Cost       Value

       Due in one year or less                 $  5,517,965  5,489,609
       Due after one year through five years      4,625,020  4,535,057
       Due after five years through ten years     1,497,159  1,396,200
       Equity securities                          1,086,450  1,087,105

             Total                             $ 12,726,594 12,507,971

   At September 30, 1994, prior to the adoption of SFAS No. 115, the Company had investment securities held-for-sale which had an unrealized loss of $96,395. This amount, net of a tax benefit of $36,148, was recognized in the consolidated statement of earnings during fiscal 1994. On September 30, 1994, the Company adopted SFAS No. 115 and classified investment securities as either held-to-maturity or available-for-sale. The effect on the consolidated financial statements of implementing this Statement was to realize a $60,247 increase in earnings which is reflected as a cumulative effect of a change in accounting principle in the fiscal 1994 consolidated statement of earnings. Also, for investment securities classified as available-for-sale, an unrealized loss of $296,207, which is net of a tax benefit of $177,724, was recorded in the stockholders' equity section of the consolidated balance sheet.

 Securities sales transactions are summarized as follows:

                                            Year Ended September 30,
                                             1995     1994     1993

     Proceeds from sales                 $ 3,576,377 21,775,562 7,174,719
     Gross gains                              24,536    122,254   110,095
     Gross losses                            (38,965)  (198,726)     -

     Net gains (losses)                   $  (14,429)   (76,472)  110,095

(4) Mortgage-Backed Securities

 The carrying values and estimated market values of mortgage-backed securities are summarized as follows:

                                                                     Estimated
                           Principal Unamortized Unearned  Carrying  Market
                           Balance    Premiums  Discounts  Value     Value
At September 30, 1995:
 Mortgage-backed securities
    held-to-maturity:
    FHLMC pass-through
     certificates      $  7,245,826     5,958   (74,006)  7,177,778  7,098,056
    GNMA pass-through
     certificates        21,845,024    12,521   (77,815) 21,779,730 21,861,215
    FNMA pass-through
     certificates           755,453    23,714      -        779,167    757,810
    FHLMC collateralized
     mortgage obligations 1,000,000    2,870       -      1,002,870    990,466
    Privately insured
     collateralized
     mortgage obligations   902,458   16,564       -        919,022    920,784

    Mortgage-backed
     securities held-to-
     maturity           $ 31,748,761  61,627   (151,821) 31,658,567 31,628,331

At September 30, 1994:
 Mortgage-backed securities
   held-to-maturity:
    FHLMC pass-through
     certificates       $  8,128,511  6,169     (93,242)  8,041,438  7,781,975
    GNMA pass-through
     certificates         23,043,633 12,982     (80,565) 22,976,050 21,948,737
    FNMA pass-through
     certificates            831,131 24,558         -       855,689    825,456
    FHLMC collateralized
     mortgage obligations  1,000,000  3,012         -     1,003,012    963,750
    Privately insured
     mortgage-backed
     certificates          1,215,168 25,843         -     1,241,011  1,223,503

    Mortgage-backed
     securities held-to-
     maturity           $ 34,218,44 372,564    (173,807) 34,117,200 32,743,421

  The amortized cost and estimated market values of mortgage-backed securities are summarized as follows:
                                              Gross      Gross      Estimated
                                  Amortized   Unrealized Unrealized Market
                                  Cost        Gains      Losses     Value
   At September 30, 1995:
   Mortgage-backed securities
    held-to-maturity:
     FHLMC pass-through
      certificates             $  7,177,778      28,009   (107,731)  7,098,056
     GNMA pass-through
      certificates               21,779,730     159,427    (77,942) 21,861,215
     FNMA pass-through
      certificates                  779,167         -      (21,357)    757,810
     FHLMC collateralized mortgage
       obligations                1,002,870         -      (12,404)    990,466
     Privately insured
       collateralized
       mortgage obligations         919,022       8,148     (6,386)    920,784

     Mortgage-backed securities
       held-to-maturity        $ 31,658,567     195,584   (225,820) 31,628,331

   At September 30, 1994:
   Mortgage-backed securities held-
     to-maturity:
     FHLMC pass-through
       certificates            $  8,041,438      12,694   (272,157)  7,781,975
     GNMA pass-through
       certificates              22,976,050         -   (1,027,313) 21,948,737
     FNMA pass-through
       certificates                 855,689         -      (30,233)    825,456
     FHLMC collateralized
       mortgage obligations       1,003,012         -      (39,262)    963,750
     Privately insured
       collateralized mortgage
       obligations                1,241,011      3,880     (21,388)  1,223,503

     Mortgage-backed securities held-
       to-maturity             $ 34,117,200     16,574  (1,390,353) 32,743,421

At September 30, 1994, the Company adopted SFAS No. 115. The adoption of this Statement in connection with mortgage-backed securities had no effect on the consolidated financial statements of the Company.

Mortgage-backed securities sales transactions are summarized as follows:

                                              Year Ended September 30,
                                            1995      1994         1993
    Proceeds from sales                  $     -    1,715,551   5,676,506

     Gross gains                               -        3,977     213,602
     Gross losses                              -            -          -

     Net gains                           $     -        3,977     213,602

(5) Loans Receivable, Net
    The Portfolio.  Loans receivable consists of the following:

                                                      At September 30,
                                                    1995            1994

       First mortgage loans:
          One-to-four-family units              $ 106,582,611   87,193,113
          Multi-family units                        3,618,672    3,186,653
          Commercial real estate                   15,659,084   13,393,835
          Land                                      7,705,928    2,100,950
          Construction:
            Residential                            19,606,392   10,659,176
            Commercial                              3,006,908    1,336,800

              Total first mortgage loans          156,179,595  117,870,527

       Consumer and other loans                    17,655,933   16,667,929
       Savings account loans                        1,137,234    1,022,135
       Home improvement loans                         462,772      208,493
       Mobile home loans                              720,566      981,332

              Total loans                         176,156,100  136,750,416

       Undisbursed portion of loans in process    (10,758,324)  (7,211,503)
       Deferred loan fees                            (584,168)    (556,384)
       Allowance for loan losses                   (1,427,520)  (1,570,140)

              Total                               (12,770,012)  (9,338,027)
              Loans receivable, net              $ 163,386,088 127,412,389

     Loans to Directors and Officers. Loans to directors and officers of the Company, which were made at market rates, were made in the ordinary course of business and did not involve more than normal risk of collectibility or present other unfavorable features. Activity in loans to directors and officers for the years ended September 30, 1995 and 1994 are as follows:
                                                        For the Year
                                                      Ended September 30,
                                                    1995              1994

       Beginning balance                        $ 1,032,620          995,827
       Officers added                                47,583          103,891
       Officers deleted                            (140,778)            -
       Loans originated                             133,687          125,710
       Principal payments                          (237,806)        (192,808)

          Ending balance                        $   835,306        1,032,620

     Credit Risk and Loan Losses. The Company grants primarily construction and long-term real estate loans collateralized by single family residences and other residential properties and installment loans throughout the state. The majority of the Company's loans are in Leon, Taylor, Madison, Pasco and Hernando Counties. Although the Company has a diversified loan portfolio, a significant portion of its debtors' ability to honor their contracts is dependent upon the economy of these counties. The activity in the allowance for loan losses was as follows:

                                                   For the Year Ended
                                                     September 30,
                                                  1995    1994    1993

     Balance, beginning of year             $ 1,570,140 1,546,536   2,203,578
     Provision (credit) charged against
       earnings                                 (41,258) (311,689)    565,021
     Charge-offs                               (135,625) (137,337) (1,246,102)
     Recoveries                                  34,263   472,630      24,039
       Balance, end of year                 $ 1,427,520 1,570,140   1,546,536

     Nonaccrual loans for which interest has been reduced totaled approximately $174,000 at September, 1993. There were no nonaccrual loans at September 30, 1995 or 1994. Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized are summarized below:
                                                         For the Year Ended
                                                           September 30,
                                                                1993
       Interest income that would
          have been recorded                                 $ 15,000
       Interest income recognized                               7,000

       Interest income foregone                              $  8,000

(6) Loan Servicing
     Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these mortgage loans are summarized as follows:

                                             At  September 30,
                                          1995      1994     1993

     Mortgage loan portfolios serviced for:
       FHLMC                          $ 5,962,000 7,254,000 60,893,000
       FNMA                               815,000   900,000  1,484,000
       Other investors                  1,699,000 1,305,000    974,000

                                      $ 8,476,000 9,459,000 63,351,000

     Custodial escrow balances maintained in connection with the foregoing loans serviced were approximately $185,000, $197,000 and $1,053,000 at September 30, 1995, 1994 and 1993, respectively.

(7) Premises and Equipment
  Premises and equipment are summarized as follows:

                                                   At September 30,
                                                 1995           1994

       Land                                  $ 3,588,314    2,911,196
       Buildings and improvements              1,779,884    2,027,655
       Furniture and equipment                 2,008,129    1,689,387
       Construction in progress                2,309,923      110,565

            Total, at cost                     9,686,250    6,738,803

       Accumulated depreciation               (1,801,663)  (1,637,273)

            Premises and equipment, net      $ 7,884,587    5,101,530

     At September 30, 1995, the Company had outstanding construction commitments of approximately $252,000 in connection with the construction of the Company's new headquarters in Tallahassee, Florida.

(8) Real Estate Owned
    Activity in the allowance for losses on real estate owned is as follows:

                                       For the Year Ended September 30,
                                       1995         1994          1993

       Beginning balance             $ 24,599      11,189       253,731
       Provision for losses on real
         estate owned                  56,405     166,595       429,054
       Charge-offs                    (74,722)   (153,185)     (671,596)

            Ending balance           $  6,282      24,599        11,189

(9) Deposit Accounts
  Deposit accounts are summarized as follows:
                                     Weighted
                                     Average Rate
                                     At September 30,  At September 30,
                                          1995         1995         1994

Passbook and statement savings accounts   2.89%     $17,460,563   22,620,631
     NOW accounts                         2.69%      14,451,253   10,450,142
     Money market accounts                3.16%      12,499,135   18,718,910
     Noninterest-bearing demand accounts     -        4,003,672    3,297,585

                                          2.66%      48,414,623   55,087,268

     Certificate accounts by interest rates:
       2.01% -  3.00%                                   210,573      337,964
       3.01% -  4.00%                                 2,595,804   27,076,124
       4.01% -  5.00%                                23,236,792   47,990,247
       5.01% -  6.00%                                69,181,545   24,037,536
       6.01% -  7.00%                                49,164,889    9,062,052
       7.01% -  8.00%                                 7,942,490      845,849
       8.01% -  9.00%                                    40,271    1,888,879

    Total certificate accounts            5.76%     152,372,364  111,238,651

             Total                        5.01%   $ 200,786,987  166,325,919

     The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $23.6 million and $17.2 million at September 30, 1995 and 1994, respectively.

     The following table presents, by various interest rate categories, the amounts of certificate accounts at September 30, 1995 maturing during the periods reflected below:

                          For the Year Ending September 30,
                  1996       1997      1998     1999     2000     Total

2.01%-3.00% $    210,573        -         -       -         -          210,573
3.01%-4.00%    2,299,016    294,788     2,000     -         -        2,595,804
4.01%-5.00%   21,978,275    667,304    35,203   556,010     -       23,236,792
5.01%-6.00%   52,634,006  7,800,288 6,751,081   258,484 1,737,686   69,181,545
6.01%-7.00%   35,685,118 10,924,098   754,326    37,297 1,764,050   49,164,889
7.01%-8.00%    7,828,468    103,653     1,749     8,620      -       7,942,490
8.01%-9.00%      40,271         -           -         -      -          40,271

            $120,675,727 19,790,131 7,544,359   860,411 3,501,736  152,372,364

 Interest expense on deposit accounts is summarized as follows:

                                       For the Year Ended September 30,
                                       1995        1994          1993

    NOW and money market
       deposit accounts             $   773,823   798,491      834,497
    Passbook accounts                   555,007   663,151      788,467
    Certificate accounts              7,294,473 4,684,306    5,102,710

                                    $ 8,623,303 6,145,948    6,725,674

(10) Federal Home Loan Bank Advances
   Maturities and interest rates of advances from the Federal Home Loan Bank at September 30, 1995 and 1994 consisted of the following:

     Year Ending                        Interest    At September 30,
     September 30,                        Rate      1995        1994

       1995                               5.95%  $    -        2,000,000
       1996                               5.90%   5,000,000         -
       1997                               6.99%   5,000,000    5,000,000
       1998                               5.49%   1,000,000    1,000,000

        Total                                  $ 11,000,000    8,000,000

   The Company is required by its Blanket Floating Lien Agreement with the Federal Home Loan Bank of Atlanta to maintain qualifying collateral for its advances in an amount at least equal to, when discounted at 65% of the unpaid principal balances, 100% of such advances. The Company was in compliance with this agreement at September 30, 1995. The Company's stock in the Federal Home Loan Bank of Atlanta is also pledged as collateral for these advances.

(11) Income Taxes
   If certain conditions are met in determining taxable income, the Company is allowed a special bad debt deduction based on a percentage of taxable income (presently 8 percent) or on specified experience formulas. The 1987 base year bad debt reserves are included in taxable income of later years only if they are used for purposes other than to absorb bad debt losses. Because the Company does not intend to use the base year reserves for purposes other than to absorb losses, no deferred income taxes have been provided. The unrecorded deferred income tax liability on the base year bad debt reserves of $1,493,000 was approximately $560,000 at September 30, 1995.

   The Company's effective income tax rate differs from the statutory Federal income tax rate for the following reasons:

                                          For the Year Ended September 30,
                                          1995         1994          1993

    Tax at Federal statutory tax rate   $ 835,861     960,112      888,507
    Increase (decrease) resulting from:
       State income tax (net of Federal
         income tax benefit)               79,413     102,506      91,080
       Other                                2,425      (7,318)     (5,186)

        Total                           $ 917,699   1,055,300     974,401

 The provision for income taxes consisted of the following:

                                    For the Year Ended September 30,
                                    1995         1994         1993

    Current:
       Federal                    $ 660,482     856,857     881,440
       State                         96,888     134,949     134,413

        Total current               757,370     991,806   1,015,853

    Deferred:
       Federal                      136,895      54,232     (45,039)
       State                         23,434       9,262       3,587

        Total deferred              160,329      63,494     (41,452)

        Total provision for income
          taxes                   $ 917,699   1,055,300     974,401

   The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities at September 30, 1995 and 1994, are presented below:
                                              At September 30,
                                              1995        1994

       Deferred tax liabilities:
          Loan fees                          $ 588,863    504,113
          FHLB stock dividends                 131,712    132,169
          Depreciation                         129,739     78,722
          Other                                  8,803     36,999

            Gross deferred tax liabilities     859,117    752,003

       Deferred tax assets:

       Allowance for losses on loans and real
         estate owned                         356,805     369,704
          Unrealized loss                      81,983     177,724
          Other                                45,968      86,283

            Gross deferred tax assets         484,756     633,711

          Valuation allowance for
            deferred assets                       -           -

            Net deferred tax assets           484,756     633,711

            Net deferred tax liability      $ 374,361     118,292

(12) Commitments
     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its borrowers. These financial instruments consist of loan commitments to extend credit and unused lines of credit. These instruments may, but not necessarily, involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet loans receivable. Loan commitments whose contract amounts represent credit and interest rate risk are as follows:

                                                 At September 30,
                                                 1995        1994

       Outstanding mortgage loan commitments,
          exclusive of loans in process:
            At fixed rates                   $   618,000     164,000
            At variable rates                  1,167,000      70,000

             Total mortgage loan commitments $ 1,785,000     234,000

       Unused lines of Credit                $ 2,636,000   2,497,000

     Commitments to extend credit are agreements to lend monies to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower.

(13) Regulatory Matters
     In connection with the insurance of deposit accounts, the Saving Bank is required to maintain certain minimum regulatory capital requirements. This is not a valuation allowance and has not been created by charges against earnings. It represents a restriction on stockholders' equity. The following is a summary of the regulatory capital requirements, as well as, the Savings Bank's regulatory capital and the amounts in excess of such required capital as of September 30, 1995:

                              Tangible             Core          Risk-Based
                                          (Dollars in thousands)
                                                                      % of
                                                                      Risk-
                                   % of             % of              Weighted
                         Amount    Assets  Amount   Assets   Amount   Assets

     Regulatory capital $ 14,806    6.45% $ 14,806   6.45% $ 15,731    12.10%
     Requirement           3,444    1.50     6,888   3.00    10,398     8.00

     Excess             $ 11,362    4.95% $  7,918   3.45% $  5,333     4.10%

     In order to grant a priority to eligible savings account holders in the event of future liquidation, the Savings Bank, at the time of conversion, established a special liquidation account in an amount equal to its total regulatory retained earnings of approximately $3,520,000 as of December 31, 1987, adjusted as described below. In the event of future liquidation of the converted Savings Bank (and only in such event) an eligible account holder who continued to maintain their deposit account shall be entitled to receive a distribution from the special liquidation account. The total amount of the special liquidation account will be decreased as the balances of eligible account holders have been or will be reduced on annual determination dates each December 31. No dividends may be paid to the stockholders if such dividends reduce the capital of the Savings Bank below the amount required for the special account. At September 30, 1995 the special liquidation account was approximately $1,063,000 (unaudited).

     Earnings appropriated to bad debt reserves and deducted for federal income tax purposes are not available for payment of cash dividends or other distributions to stockholders, including distributions on redemption, dissolution, or liquidation without payment of taxes by the Company on the amount of earnings removed from the reserves for such distribution at the then current tax rate. Under applicable Code provisions, the amount which would be deemed removed from such reserves by the Company, in the event of any such distribution to stockholders, and which would be subject to taxation at the Company level at the normal tax rate would approximate one hundred and fifty percent (150%) of the net amount actually distributed to the stockholders. At September 30, 1995, the Company had approximately $5,977,000 in tax earnings and profits available for dividends distribution to its stockholders without the imposition of any tax at the Company level. During the year ended September 30, 1995, cash dividends totalling $432,061 were paid to stockholders.

     The FDIC has proposed a one-time assessment on all SAIF-insured deposits, in the range of 85 cents to 90 cents per $100 of domestic deposits, held as of March 31, 1995. This one-time assessment is intended to recapitalize the SAIF to the required level of 1.25% of insured deposits, and could be payable in the fourth quarter of 1995 or early 1996. If the assessment is made at the proposed rate, the effect on the Company would be a pretax charge of approximately $1,615,000 (0.85% on deposits of $190 million at March 31, 1995), or $1,050,000 after tax (35% assumed tax rate).

(14)  Pension Plan
     The Company has a noncontributory defined benefit pension plan (the "Plan") covering substantially all of its employees meeting certain requirements. All employees who have reached the age of 21 and have 1,000 hours of service in a 12 month period are covered under the Plan. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. Plan assets consist principally of money market accounts and certificates of deposit.

     The following table sets forth the funded status and amounts recognized in the Company's financial statements at September 30, 1995 and 1994:

                                                          At September 30,
                                                          1995     1994
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested
  benefits of $1,020,317 and $809,115, respectively  $ 1,153,089    872,279

       Projected benefits obligation for service
          rendered to date                             1,546,871  1,191,826
       Plan assets at fair value                       1,286,889  1,310,078

       Funded (unfunded) projected benefit obligation   (259,982)   118,252
       Unrecognized net loss                             630,899    159,569
       Unrecognized prior service cost at
         September 30, 1995 and 1994 being recognized
         over 17.93 years                                 41,253     58,604
       Unrecognized net assets at September 30, 1995 and
         1994 being recognized over 16.74 years         (124,520) (138,767)

            Prepaid pension cost                     $   287,650   197,658

     At September 30, 1995 and 1994 the weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation were 7% and 8%, respectively. At September 30, 1995 and 1994 the rate of increase in future compensation levels and expected long-term rate of return on assets was 5%.

  Net periodic pension cost included the following components:

                                                     For the Year Ended
                                                        September 30,
                                                  1995      1994       1993

Service cost benefits earned during the period  $ 68,112    74,276     68,433
Interest cost on projected benefit obligation     94,874    88,727     78,159
Actual return on Plan assets (net of expenses)   (78,767) (63,331)    (58,614)
       Net amortization and deferral             (22,341)  (8,867)    (28,324)

          Net pension cost                    $   61,878   90,805      59,654

     Accumulated Plan benefits and Plan net assets at September 30, 1995 and 1994, as of the most recent benefit information date are summarized as follows:
                                                        At September 30,
                                                      1995           1994

       Actuarial present value of accumulated Plan benefits:

          Vested                                   $   834,521      832,651
          Nonvested                                     94,524       67,927

            Total                                  $   929,045      900,578

            Net assets available for benefits      $ 1,310,078    1,152,726

     The assumed rate of return used in determining the actuarial present value of accumulated Plan benefits for the years ended September 30, 1995 and 1994 was 7%.

     Effective October 1, 1995, the Company established a 401(k) retirement plan covering all employees who have reached age twenty-one (21).

(15) Stock Option Plan
     Under the Company's stock option plan, 64,130 shares of capital stock were reserved for issuance to directors, officers and other key employees from time to time under the stock option plan.

     Pursuant to the stock option plan, and as a result of stock dividends paid in 1995, 1994 and 1993, 56,563 options granted can be exercised through April 12, 1998 at a price of $4.51 per share, 8,427 options granted can be exercised through September 10, 1999 at a price of $6.95 per share and 2,932 option granted can be exercised through November 15, 2003 at a price of $13.23 per share. At September 30, 1995, there were options for eight shares available for grant. A summary of the options granted and activity for the years ended September 30, 1995 and 1994 are as follows:

                                                  Exercise Price         Total

                                                $ 4.51   6.95   13.23

  Options outstanding at September 30, 1993     54,151  10,448     -    64,599
  Options granted                                  -       -    2,424    2,424
  Exercised                                       (330)    -       -      (330)
  Effect of 10% stock dividend, at May 31, 1994  5,375   1,044    242    6,661

  Options outstanding at September 30, 1994     59,196  11,492  2,666   73,354
  Effect of 10% stock dividend, at
    January 31, 1995                             5,891   1,149    266    7,306
  Exercised                                     (8,524) (4,214)    -   (12,738)

  Options outstanding at September 30, 1995     56,563   8,427  2,932   67,922

(16)  Stock Dividends
     On January 19, 1995, April 20, 1994 and May 18, 1993, the Company's Board of Directors declared a 10% stock dividend which was distributed on February 15, 1995, May 31, 1994 and June 30, 1993, respectively. Accordingly, the Company capitalized approximately 1,355,000, 1,275,000 and 917,000, respectively, of retained earnings which represents 77,412, 70,838 and 64,381 shares at the $17.50, $18.00 and $14.25 market price of the stock on the dates of record.

(17) Parent Company Only Financial Statements
     Condensed financial statements of the Corporation (parent company) are presented below. Amounts shown as investment in wholly-owned subsidiaries and equity in earnings of subsidiaries are eliminated in consolidation.

                    Condensed Balance Sheets

                   September 30, 1995 and 1994


       Assets                                   1995           1994

       Cash                                    $   122,621      56,716
       Investment in wholly-owned subsidiaries  14,668,497  13,398,340

          Total                                 $14,791,118 13,455,056

       Stockholders' Equity

       Stockholders' equity                     $14,791,118 13,455,056


                 Condensed Statements of Earnings
For Each of the Years in the Three Year Period Ended September 30, 1995

                                             1995       1994       1993

       Income
       Equity in undistributed earnings
            of subsidiaries               $ 1,540,717  1,828,805  1,638,856

                Condensed Statements of Cash Flows
For Each of the Years in the Three Year Period Ended September 30, 1995

                                                  1995      1994        1993

Cash flows from operating activities:
  Net earnings                               $ 1,540,717   1,828,805  1,638,856
  Adjustments to reconcile net earning
     to net cash used by operations-
     Equity in earnings of subsidiaries      (1,540,717) (1,828,805) (1,638,856)

  Net cash provided by operating activities          -          -         -

Cash flows from investing activities:
  Cash dividends from subsidiary                430,128     554,725    191,732

Cash flows from financing activities:
  Cash dividend paid                           (432,061)   (556,249)  (192,582)
  Purchase of treasury stock                        -          -        (2,400)
  Proceeds from exercise of stock options        67,838      11,999         -
  Other                                             -            (1)        -

     Net cash used in financing activities     (364,223)   (544,251)  (194,982)

Net increase (decrease) in cash                  65,905      10,474     (3,250)

Cash at beginning of year                        56,716      46,242     49,492

Cash at end of year                         $   122,621      56,716     46,242

(18) Disclosures about Fair Value of Financial Instruments
     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

       Cash and Cash Equivalents. For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

       Securities Purchased Under Agreements to Resell. For those short term investments, the carrying value is a reasonable estimate of fair value.

       Investment Securities. For investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

       Mortgage-backed Securities. For mortgage-backed securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

       Loans Receivable. The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

       Deposit Accounts. The fair value of NOW accounts, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit accounts is estimated using the rates currently offered for deposits of similar remaining maturities.

       Borrowed Funds. Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

       Commitments to Extend Credit. The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

     The estimated fair values of the Company's financial instruments as of September 30, 1995 and 1994 are as follows:

                               At September 30, 1995   At September 30, 1994
                               Carrying        Fair    Carrying         Fair
                               Value           Value   Value           Value
Financial assets:
  Cash and cash equivalents $   6,847,489   6,847,489   4,852,417     4,852,417

  Securities purchased under
    agreements to resell    $   2,000,000   2,000,000       -              -

  Investments               $  12,507,971  12,507,971  15,381,236    15,380,767

  Mortgage-backed
    securities              $  31,658,567  31,628,331  34,117,200    32,743,421

    Loans receivable          164,813,608 128,982,529   1,427,520     1,570,140
    Less - allowance for
           loan losses
                            $ 163,386,088 163,056,461 127,412,389   126,110,579

  Financial liabilities:
     Deposit accounts       $ 200,786,987 201,244,104 166,325,919   165,464,000

     Borrowed funds         $  11,000,000  11,070,000   8,000,000     7,913,000

     Unrecognized financial
       instruments:

       Commitments to
         extend credit      $   1,785,000   1,785,000    233,600       233,600

       Unused lines of
         credit             $   2,636,000   2,636,000  2,497,000     2,497,000

(19)  Selected Quarterly Financial Data (Unaudited)
  Summarized quarterly financial data follows ($ in thousands, except per share figures):


                                         First     Second    Third     Fourth
                                        Quarter    Quarter   Quarter   Quarter
For the Year Ended September 30, 1995:

     Interest income                   $ 3,450      3,817     4,194     4,409
     Interest expense                    1,831      2,154     2,592     2,730

     Net interest income                 1,619      1,663     1,602     1,679

     (Credit) provision for loan losses    (5)          -       (41)        5

     Net interest income after (credit)
     provision for loan losses           1,624      1,663     1,643     1,674

     Noninterest income                    301        266       375       386
     Noninterest expense                 1,244      1,346     1,443     1,441

     Earnings before income taxes          681        583       575       619

     Provision for income taxes            254        216       214       234

     Net earnings                      $   427        367       361       385

     Earnings per share                $   .47        .40       .40       .43

   For the Year Ended September 30, 1994:

     Interest income                   $ 3,264      3,034     3,189     3,369
     Interest expense                    1,647      1,537     1,650     1,729

     Net interest income                 1,617      1,497     1,539     1,640

     Credit for loan losses                (71)       (78)      (80)      (82)

     Net interest income after credit
       for loan losses                   1,688      1,575     1,619     1,722

     Noninterest income                    370        493       592       296
     Noninterest expense                 1,207      1,407     1,408     1,509

     Earnings before income taxes and
       cumulative effect of change in
       accounting principle                851        661       803      509

     Provision for income taxes            318        247       300      190

     Earnings before cumulative effect of
       change in accounting principle      533        414       503      319

     Cumulative effect of change in
       accounting principle                 -           -        -        60

     Net earnings                      $   533        414       503      379

     Earnings per share:
       Earnings before cumulative effect of
        change in accounting principle     .63        .42       .55      .35

     Cumulative effect of change in
       accounting principle                  -          -         -      .06

       Net earnings                   $    .63        .42       .55      .41

FIRST FINANCIAL BANCORP, INC.
PART I. FINANCIAL INFORMATION
Item 1. Financial Statements

Condensed Consolidated Balance Sheets
                                                     March 31,   September 30,
      Assets                                             1996         1995
                                                    (unaudited)

Cash                                               $  5,469,346    4,458,715
Interest-bearing deposits                                    -     2,388,774
    Cash and cash equivalents                         5,469,346    6,847,489
Securities purchased under agreements to resell              -     2,000,000

Investment securities available-for-sale, at market   7,588,235   12,507,971
Mortgage-backed securities:
  Available-for-sale, at market                      27,805,684         -
  Held-to-maturity, at cost (market value of
    $1,461,620 and $31,628,331)                       1,487,288  31,658,567
Loans receivable, net                               185,042,992 163,767,264
Loans held-for-sale                                       -       1,546,739
Premises and equipment, net                           8,863,221   7,884,587
Real estate owned                                       134,992     134,643
Accrued interest receivable                           1,373,273   1,405,279
Federal Home Loan Bank stock, at cost                 1,488,100   1,280,100
Current taxes refundable                                231,776         -
Other assets                                            894,410     591,694
    Total                                         $ 240,379,317 229,624,333
      Liabilities and Stockholders' Equity
Deposits                                            210,003,763 200,786,987
Federal Home Loan Bank advances                      13,000,000  11,000,000
Advance payments by borrowers for taxes and
  insurance                                           1,158,107   1,922,648
Deferred income taxes                                   464,207     374,361
Accrued interest payable                                132,656     113,828
Other liabilities                                       357,552     635,391
    Total liabilities                               225,116,285 214,833,215
Stockholders' equity:
  Common stock (no par value; 4,000,000 shares
     authorized;  893,902 and 865,133 shares issued
     and outstanding)                                      -             -
Additional paid-in capital                           7,173,119   7,033,133
Retained earnings, substantially restricted          8,196,781   7,894,624
Unrealized loss on securities available-for-sal e     (106,868)   (136,639)
     Total stockholders' equity                     15,263,032  14,791,118
    Total                                        $ 240,379,317 229,624,333
See accompanying Notes to Condensed Consolidated Financial Statements.

FIRST FINANCIAL BANCORP, INC.
Condensed Consolidated Statements of Earnings
                                  Three Months             Six Months
                                  Ended March 31,        Ended March 31,
                                 1996       1995         1996      1995
                                   (unaudited)            (unaudited)
Interest Income:
  Loans                       $  3,875,688  3,052,541   7,589,859  5,801,101
  Mortgage-backed securities       461,154    482,889     941,970    932,501
  Investment securities and
     other interest earning assets  170,338    281,352    393,270    532,961
     Total interest income        4,507,180  3,816,782  8,925,099  7,266,563
Interest Expense:
  Regular savings accounts          123,827    141,105    250,497    299,877
   NOW and money market accounts    193,242    190,807    395,289    387,970
  Certificate accounts            2,230,296  1,649,496  4,433,515  3,018,950
   Borrowings                       194,559    172,709    348,013    278,075

Total interest expense            2,741,924  2,154,117  5,427,314  3,984,872
Net interest income               1,765,256  1,662,665  3,497,785  3,281,691
Provision (credit) for loan losses  119,491       (466)   152,042    (5,836)
Net interest income after provision
  (credit) for loan losses        1,645,765  1,663,131  3,345,743 3,287,527
Noninterest income:
  Gain on sale of loans             175,492    36,957     302,037    68,888
Gain (loss) on sale of investments    3,709   (18,229)      5,903   (18,601)
  Service fees on loans sold         10,887     9,069      21,769    18,802
  NOW overdraft charges             162,338   138,676     315,971   282,116
  Gain (loss) on sale of real
    estate owned                    (10,607)      -        32,729    14,531
  Other                             134,048    99,942     296,032   201,476
    Total noninterest income        475,867   266,415     974,441   567,212
Noninterest expense:
  Salaries and employee benefits    752,723   586,098   1,477,123 1,100,803
  Occupancy and equipment           303,359   201,747     560,012   399,639
  Insurance                         153,041   128,336     305,581   264,291
  Advertising and promotion          28,696    67,972     144,757   101,653
  (Credit) provision for losses on
    real estate owned                   -        (941)        -       8,000
  Data processing                    69,808    69,180     139,536   135,288
  Legal                              68,448     7,715     113,581    18,638
  Real estate owned                  12,522    17,387      25,861    76,882
  Other                             325,839   268,771     652,934   484,576
    Total noninterest expense     1,714,436 1,346,265   3,419,385 2,589,770
Earnings before income taxes        407,196   583,281     900,799 1,264,969
Provision for income taxes          150,669   216,030     334,786   470,280
Net earnings                    $   256,527   367,251     566,013   794,689
Earnings per common share       $       .28       .40         .63       .88
Dividends per common share      $       .15      .114         .29      .228
Weighted average shares
  outstanding                       917,730   907,795     905,475   907,956
See Accompanying Notes to Condensed Consolidated Financial Statements

FIRST FINANCIAL BANCORP, INC.
Condensed Consolidated Statement of Stockholders' Equity
For the Six-Month Period Ended March 31, 1996
                                                          Unrealized
                                            Retained      Loss on
                                Additional  Earnings,     Securities
                         Common Paid-in     Substantially Available
                         Stock  Capital     Restricted    For-Sale  Total
Balance,
September 30, 1995      $   -  7,033,133   7,894,624    (136,639)  14,791,118
Net earnings for the six
  months ended
  March 31, 1996            -      -         566,013        -         566,013
Decrease in unrealized
  loss on securities
  available-for-sale
  (unaudited)               -      -            -         29,771       29,771
Dividends at $.30
  per share (unaudited)     -      -        (263,856)       -        (263,856)
Issuance of 28,769 shares
  of common stock under
  stock option plan
  (unaudited)               -    139,986        -           -         139,986

Balance,
March 31, 1996         $    -  7,173,119   8,196,781    (106,868)  15,263,032
See accompanying Notes to Condensed Consolidated Financial Statements.

FIRST FINANCIAL BANCORP, INC.
Condensed Consolidated Statements of Cash Flows
                                                       Six Months Ended
                                                          March 31,
                                                       1996        1995
                                                          (unaudited)
Cash flows from Operating Activities:
  Net earnings                                  $    566,013     794,689
  Adjustments to reconcile net earnings to net cash provided by operating activities:

       Depreciation                                  227,980       140,617
       Provision (credit) for loan losses            152,042        (5,836)
       Provision for losses on real estate owned         -           8,000
       Accretion of unearned interest and deferred
         loan fees                                  (202,297)     (201,870)
       Decrease (increase) in accrued interest
         receivable                                   32,006      (162,800)
         Increase in other assets                   (302,716)     (139,606)
         Increase in current taxes refundable       (231,776)          -
         Sales of loans originated for sale        15,532,551    3,870,886
         Origination of loans for sale            (13,683,775)  (3,801,998)
         (Decrease) increase in accrued interest
           payable and other liabilities            (259,011)       99,296
       Increase (decrease) in deferred income taxes   71,331       (14,211)
       Gain on sale of loans                        (302,037)      (68,888)
       Gain on sale of real estate owned             (32,729)      (14,531)
       (Gain) loss on sale of investments             (5,903)       18,601
          Net cash provided by operating activities 1,561,679      522,349

Cash flows from Investing Activities:
  Proceeds from maturity of securities purchased under
    agreements to resell                           16,000,000          -
  Securities purchased under agreements to resell (14,000,000) (8,000,000) Proceeds from maturities of investment
    securities                                      2,000,000      525,000
  Proceeds from sales of investment securities      3,102,339    2,405,804
  Purchase of investment securities                  (104,830)    (922,500)
  Purchase of Federal Home Loan Bank stock           (208,000)    (160,500)
  Principal repayments on mortgage-backed
    securities                                      2,342,011    1,023,471
Net increase in loans                             (21,257,046) (20,426,857)
Proceeds from sales of real estate owned,
  net of additions to real estate owned                63,953       34,990
Capital expenditures                               (1,206,614)    (810,733)
  Proceeds from sale of premises and equipment           -         424,708
          Net cash used in investing activities   (13,268,187) (25,906,617)
Cash flows from Financing Activities:
  Net increase in deposit accounts                  9,216,776   23,688,602
  Net proceeds from FHLB advances                   2,000,000    3,000,000
  Decrease in advance payments by borrowers for
    taxes and insurance                              (764,541)    (535,451)
  Net proceeds from issuance of common stock          139,986        1,200
  Cash dividend paid                                 (263,856)    (195,712)
       Net cash provided by financing activities   10,328,365   25,958,639
Net (decrease) increase in cash and cash
  equivalents                                      (1,378,143)     574,371
Cash and cash equivalents at beginning of period    6,847,489    4,852,417
Cash and cash equivalents at end of period       $  5,469,346    5,426,788
Supplemental disclosure of cash
  flow information:
  Cash paid during period for:
     Interest on deposits and borrowings         $  5,408,486   3,961,165
     Income taxes                                $    536,000     435,000
  Noncash investing and financing activities:
     Loans foreclosed and transferred to real
       estate owned                              $    194,547     500,000
     Loans made to facilitate the sale of real
       estate owned                              $    162,974     158,600
     Decrease in unrealized loss on securities
       available-for-sale, net of income tax
       benefit                                   $     29,771      17,187
See Accompanying Notes to Condensed Consolidated Financial Statements.

                  FIRST FINANCIAL BANCORP, INC.
 Notes to Condensed Consolidated Financial Statements (unaudited)

1. General. In the opinion of the management of First Financial Bancorp, Inc. (the "Company"), the accompanying condensed consolidated financial statements contain all adjustments (consisting principally of normal recurring accruals) necessary to present fairly the financial position at March 31, 1996, and the results of operations and cash flows for the threeand six-month periods ended March 31, 1996 and 1995. The results of operations for the three-and six-months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

The Company's condensed consolidated financial statements include the accounts of First Federal Bank (the "Savings Bank"), its wholly owned thrift subsidiary and Community Financial Services, Inc., an inactive subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Merger. On December 10, 1995 the Company entered into an Agreement and Plan of Merger (the "Agreement") to be acquired by Capital City Bank Group, Inc., Tallahassee, Florida. Under the terms of the Agreement each share of the Company's common stock is to be exchanged for $22.

3.   Dividends.  It is the Board's intention to pay cash dividends if and when
determined appropriate    by the Board of Directors of the Company, subject to
the Savings Bank's earnings and approval by the Office of Thrift Supervision ("OTS"). The following table presents a history of dividends paid:
       Declared        Record Date      Payable Date       Dividend
       01/18/96        01/31/96      02/12/96                $ .150
       10/17/95        10/31/95      11/10/95                  .150
       06/20/95        07/28/95      08/10/95                  .150
       04/18/95        04/28/95      05/10/95                  .150
       01/19/95        01/31/95      02/10/95                  .125
       10/18/94        10/31/94      11/15/94                  .114
       07/19/94        08/01/94      08/15/94                  .114
       04/20/94        05/02/94      05/16/94                  .104
       01/20/94        01/31/94      02/15/94                  .104
       10/18/93        11/15/93      11/30/93                  .330
       10/20/92        11/16/92      11/30/92                  .150
       10/20/92        11/16/92      11/30/92                  .075
       10/15/91        11/15/91      11/30/91                  .150
       10/16/90        11/15/90      11/30/90                  .150
On April 16, 1996, the Board of Directors declared a cash dividend of $.15 per common share outstanding to stockholders of record on April 30, 1996, payable on May 10, 1996.

4. Loan Impairment and Losses. On October 1, 1995, the Company adopted Statements of Financial Accounting Standards No. 114 and 118 ("SFAS 114 and 118"). These Statements address the accounting by creditors for impairment of certain loans. The Statements generally require the Company to identify loans for which the Company probably will not receive full repayment of principal and interest, as impaired loans. The Statements require that impaired loans be valued at the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the observable market price of the loan, or the fair value of the underlying collateral if the loan is collateral dependent. The Company has implemented the Statements by modifying its review of the adequacy of the allowance for loan losses to also identify and value impaired loans in accordance with guidance in the Statements. The adoption of the Statements did not have any material effect on the results of operations for the six months ended March 31, 1996.

Management considers a variety of factors in determining whether a loan is impaired, including (i) any notice from the borrower that the borrower will be unable to repay all principal and interest amounts contractually due under the loan agreement, (ii) any delinquency in the principal and interest payments (other than minimum delays or shortfalls in payments), and (iii) other information known by management which would indicate that full repayment of the principal and interest is not probable. In evaluating loans for impairment, management generally considers delinquencies of (60 days or less) to be minimum delays, and accordingly does not consider such delinquent loans to be impaired in the absence of other indications of impairment.

Management evaluates smaller balance, homogenous loans for impairment and adequacy of allowance for loan losses collectively, and evaluates other loans for impairment individually, on a loan-by-loan basis. For this purpose, the Company considers its portfolio of first mortgage, singlefamily residential loans with outstanding balances less than $500,000 and its consumer loan portfolio to be smaller balance, homogenous loans. The Company evaluates each of these loan portfolios for impairment on an aggregate basis, and utilizes its own historical charge-off experience, as well as the charge-off experience of its peer group and industry statistics to evaluate the adequacy of the allowance for loan losses. For all other loans, the Company evaluates loans for impairment on a loan by loan basis.

The Company evaluates all nonaccrual loans as well as any accruing loans exhibiting collateral or other credit deficiencies for impairment. With respect to impaired, collateral-dependant loans, any portion of the recorded investment in the loan that exceed the fair value of the collateral is charged-off.

The following summarizes the September 30, 1995 amounts that were reclassified as a result of the Company adopting SFAS 114 and 118 on October 1, 1995:
                                                            September 30,
                                                                1995
Insubstance foreclosures reclassified to loans receivable  $   381,000
     Allowance for loss on insubstance foreclosures
       reclassified to allowance for losses                $      -

  The following summarizes the amount of impaired loans:

                                                           At
                                                March 31,  September 30,
                                                1996       1995
Loans identified as impaired:
Gross loans with no related allowance
  for losses                                  $ 583,000     20,000
Gross loans with related allowance for
  losses recorded                                  -           -
       Less:  Allowance for losses                 -           -
       Net investment in impaired loans       $ 583,000     20,000

The average net investment in impaired loans and interest income recognized and received on impaired loans is approximately as follows:

                                     For the Three Months  For the Six Months
                                       Ended March 31,      Ended  March 31,
                                     1996            1995   1996         1995

Average investment in impaired
  loans                           $ 313,000            -   243,000        -
Interest income recognized on
  impaired loans                  $   4,000            -     8,000        -
Interest income received on
  impaired loans                  $   4,000            -     8,000        -

The activity in the allowance for loan losses is as follows:
                                    For the Three Months   For the Six Months
                                       Ended March 31,      Ended March 31,
                                    1996            1995   1996          1995
Balance beginning of period   $ 1,436,496      1,555,577 1,427,520   1,570,140
Provision (credit) added to
  earnings                        119,491           (466)  152,042      (5,836)
Charge-offs, net of recoveries     18,140        (35,179)   (5,435)    (44,372)
  Balance, end of period      $ 1,574,127      1,519,932 1,574,127   1,519,932

5. Uncollected Interest. The Company places loans on nonaccrual status when the loan is more than 90 days past due or if management believes the collection of interest is doubtful. If the ultimate collectibility of principal and interest due according to the contractual terms of the loan agreement is in doubt, the loan is considered impaired, and interest is credited to income when collected.

6.   Per Share Amounts.  Earnings per common share were computed by dividing the net earnings by the weighted average number of shares outstanding during the period. The weighted average number of shares outstanding includes common stock equivalents (stock options) computed using the treasury stock method. The following table presents information necessary to calculate earnings per share:
                                     For the Three Months   For the Six Months
                                       Ending March 31,       Ending March 31,
                                     1996            1995   1996          1995
Average common shares outstanding  888,844         852,602  876,924     852,485
Common shares assumed outstanding
  to reflect the dilutive effect
  of common stock options           28,886          55,193   28,552      55,471
Weighted average shares            917,730         907,795  905,475     907,956

7. Regulatory Capital. The Savings Bank is required to maintain certain minimum regulatory capital requirements. The following is a summary of the regulatory capital requirements, the Savings Bank's capital and the amounts in excess of such required capital as of March 31, 1996 on both a dollar and percentage basis:
                              Tangible         Core              Risk-Based
                                            ($ in thousands)              % of
                                                                         Risk-
                                     % of             % of              Weighted
                        Amount     Assets  Amount   Assets    Amount    Assets
Regulatory capital   $  15,108      6.2% $ 15,108   6.2%   $ 15,925    10.8%
Requirement              3,671      1.5     7,341   3.0      11,744     8.0
Excess                $ 11,437      4.7% $  7,767   3.2%   $  4,181     2.8%

8. Reclassifications. The Financial Accounting Standards Board offered entities a one-time opportunity from November 15, 1995 to December 31, 1995 to reclassify their investment and mortgage-backed securities among its three categories (trading, available-for-sale and held-to-maturity) in conjunction with adopting a new implementation guide. Such transfers were permitted to be made during this period without tainting other held-tomaturity securities. Accordingly, the Company reclassified mortgage-backed securities with a book and market value of $28,854,000 and $29,038,000, respectively from held-to-maturity to available-for-sale. The effect of the reclassification was to decrease the unrealized loss on securities availablefor-sale in stockholders' equity by $114,000, net of tax effect on the date of transfer representing the unrealized market appreciation on such date.

     (b)  Pro Forma Financial Information:

Filed as part of this report is the requisite unaudited pro forma combined statement of financial condition as of June 30, 1996 and the unaudited pro forma condensed combined statement of income for the six months ended June 30, 1996 and the year ended December 31, 1995.

On July 1, 1996, Capital City Bank Group, Inc. acquired First Financial Bancorp for $20.3 million in cash and the transaction was accounted for as a purchase. The following proforma financial statements include a pro forma combined balance sheet as of June 30, 1996, a pro forma statement of income for the six months ended June 30, 1996, and a pro forma statement of income for the twelve months ended December 31, 1995. The pro forma adjustments for the balance sheet are as of June 30, 1996, and the pro forma adjustments for each respective statement of income were calculated as though the acquisition was consummated on January 1, 1995. The proforma results may not be indicative of the results of operations had the acquisition actually taken place on January 1, 1995 (or of future results of operations had the acquisition actually taken place on January 1, 1995 (or of future results of the combined companies).

CAPITAL CITY BANK GROUP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1996
(UNAUDITED)
                            CAPITAL CITY FIRST     PROFORMA ADJUSTMENTS (8)    CON/ELM  CON/ELM      PRO FORMA
ASSETS                      BANK GROUP   FINANCIAL DEBIT           CREDIT        DEBIT    CREDIT       COMBINED

CASH                        15,099,976     947,714  15,000,000(1)   20,314,795(1)                     10,732,895
DUE FROM BANKS              41,454,390     991,717                                                    42,446,107
CASH ITEMS                   3,084,782       6,411                                                     3,091,193
TOTAL CASH & DFB            59,639,148   1,945,842  15,000,000      20,314,795        0      0        56,270,195

INT. BEAR. DEP. WITH BANKS   1,982,503   2,552,932                                                     4,535,435

FEDERAL FUNDS SOLD          53,100,000           0                                                    53,100,000

U.S. SECURITIES-HTM
U.S. SECURITIES-AFS        115,769,533   5,993,157                                                   121,762,690
MORTGAGE BACKED SEC.-HTM             0           0                                                             0
MORTGAGE BACKED SEC.-AFS     4,026,815  27,627,911                                                    31,654,726
MUNICIPAL SECURITIES-HTM             0           0                                                             0
MUNICIPAL SECURITIES-AFS    73,602,108     104,686                                                    73,706,794
OTHER SECURITIES-HTM                 0           0                                                             0
OTHER SECURITIES-AFS         3,953,000   1,488,154                                                     5,441,154
  TOTAL SECURITIES         197,351,456  35,213,908             0           0                         232,565,364

COMMERCIAL LOANS            44,578,251  13,249,130                                                    57,827,381
REAL ESTATE LOANS          297,863,379 168,938,684     1,314,778(1&3)                                468,116,841
CONSUMER LOANS             102,098,774   9,760,822                                                   111,859,596
BANKERS ACCEPTANCES                  0           0                                                             0
COMM. PAPER & CORP. NOTES            0           0                                                             0
MASTER CARD & VISA          15,652,414           0                                                    15,652,414
OVERDRAFTS                   6,356,798      59,636                                                     6,416,434
  TOTAL LOANS              466,549,616 192,008,272    1,314,778           0         0     0          659,872,666
LESS LOAN LOSS RESERVE      (6,408,783) (1,846,187)                   51,795(3)                       (8,306,765)
  NET LOANS                460,140,833 190,162,085    1,314,778       51,795         0     0         651,565,901

BANK PREMISES               20,806,984   7,434,091      946,086(1)   150,000(1)                       29,037,161
FURNITURE, FIXTURES & EQU.   6,024,660   1,364,366                                                    7,389,026
OTHER REAL ESTATE            1,079,967   1,284,151                 1,155,005(3)                       1,209,113
INTANGIBLES                  1,011,003           0    6,973,515(1)                                    7,984,518
INTEREST RECEIVABLE          6,889,622   1,555,529                                                    8,445,151
OTHER ASSETS                 7,891,585   1,953,879   21,747,868(1) 1,573,120(1)      20,665,608(2)     9,354,604
  TOTAL ASSETS             815,917,761 243,466,783   45,982,247   23,244,715     0   20,665,608    1,061,456,468

LIABILITIES
NONINTEREST BEARING        175,775,748   6,380,268                                                   182,156,016
NOW ACCOUNTS               110,260,688  16,528,706                                                   126,789,394
MONEY MARKET ACCOUNT        86,605,526  11,238,930                                                    97,844,456
REGULAR SAVINGS             77,001,811  17,194,682                                                    94,196,493
CERTIFICATES OF DEPOSITS   250,396,703 153,761,911                                                   404,158,614
  TOTAL DEPOSITS           700,040,476 205,104,497              0                0      0            905,144,973

FEDERAL FUNDS PURCHASED     20,780,701           0                                                    20,780,701
OTHER BORROWED FUNDS         1,931,215           0                                                     1,931,215
LONG TERM DEBT               1,926,925  20,000,000              0     15,000,000(1)                   36,926,925
ACCRUED INTEREST             2,127,533     111,596                                                     2,239,129
ACCRUED EXP. & OTHER LIAB.   5,700,558   2,934,307                     2,388,307(1)                   11,023,172
DIVIDENDS PAYABLE                    0           0
   TOTAL LIABILITIES       732,507,408 228,150,400                    17,388,307                     978,046,115

CAPITAL
COMMON STOCK                    28,623       1,000                                      1,000(2)          28,623
SURPLUS                      4,162,912   3,439,473   1,406,061(1)     6,553,269(1)  8,586,681(2)       4,162,912
UNREALIZED GAINS/LOSSES       (833,163)   (202,017)                     202,017(1)                     (833,163)
RETAINED EARNINGS           80,051,981  12,077,927                                 12,077,927(2)      80,051,981
TREASURY STOCK                       0           0
   TOTAL CAPITAL            83,410,353  15,316,383   1,406,061        6,755,286    20,665,608   0     83,410,353

TOTAL CAPITAL & LIAB.      815,917,761 243,466,783   1,406,061       24,143,593    20,665,608   0  1,061,456,468

CAPITAL CITY BANK GROUP, INC.
PRO FORMA CONDENSED COLSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 1996
(UNAUDITED)


INTEREST & FEES ON LOANS    21,459,014     8,389,536    (7,713)(4)  29,840,837
INTEREST ON SECURITIES       5,815,298       725,209                 6,540,507
OTHER INTEREST INCOME        1,028,461        49,024                 1,077,485
  TOTAL INTEREST INCOME     28,302,773     9,163,769    (7,713)     37,458,829

INTEREST ON DEPOSITS         9,361,728     4,957,159                14,318,887
INTEREST ON S/T BORROWINGS     562,148             0                   562,148
INTEREST ON LONG TERM           59,036       459,252    540,000(6)   1,058,288
  TOTAL INTEREST EXPENSE     9,982,912     5,416,411    540,000     15,939,323

NET INTEREST INCOME         18,319,861     3,747,358   (547,713)    21,519,506
PROVISION FOR LOAN LOSS        523,382       315,852                   839,234

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSS     17,796,479     3,431,506   (547,713)    20,680,272

NONINTEREST INCOME           7,384,027       827,149                 8,211,176
NONINTEREST EXPENSE         17,630,055     3,115,520    299,283(5)  21,044,858

INCOME BEFORE TAXES          7,550,451     1,143,135   (846,996)     7,846,590

INCOME TAXES                 2,200,976       425,239    (244,524)(7)  2,381,691

NET INCOME                   5,349,475       717,896    (602,472)     5,464,899

EARNINGS PER SHARE               1.87          0.79                         1.91

AVERAGE SHARES OUTSTANDING   2,861,136       905,475                  2,861,136

SEE BELOW FOR EXPLANATORY FOOTNOTES

CAPITAL CITY BANK GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATION STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1995(a)
(UNAUDITED)



INTEREST & FEES ON LOANS   40,826,246  12,641,552   (15,426)(4)    53,452,372
INTEREST ON SECURITIES     11,149,105   2,847,098                  13,996,203
OTHER INTEREST INCOME       2,501,964     380,958                   2,882,922
  TOTAL INTEREST INCOME    54,477,315  15,869,608   (15,426)       70,331,497

INTEREST ON DEPOSITS       19,382,006   8,623,303                  28,005,309
INTEREST ON S/T BORROWINGS  1,105,799           0                   1,105,799
INTEREST ON LONG TERM               0     683,383   1,080,000(6)    1,763,383
  TOTAL INTEREST EXPENSE   20,487,805   9,306,686   1,080,000      30,874,491

NET INTEREST INCOME        33,989,510   6,562,922  (1,095,426)     39,457,006
PROVISION FOR LAON LOSS       293,321     (41,258)                    252,063

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSS    33,696,189   6,604,180  (1,095,426)     39,204,943

NONINTEREST INCOME         13,170,446   1,328,031                  14,498,477
NONINTEREST EXPENSE        33,466,263   5,473,795     598,557(5)   39,538,615

INCOME BEFORE TAXES        13,400,372   2,458,416  (1,693,983)     14,164,805

INCOME TAXES                3,878,225     917,699    (488,925)(7)   4,306,999

NET INCOME                  9,522,147   1,540,717  (1,205,058)      9,857,806

EARINGS PER SHARE                3.34        1.70                        3.45

AVERAGE SHARES OUTSTANDING  2,853,234     906,152                   2,853,234

(a) THE ABOVE STATEMENTS REFLECT INCOME AND EXPENSES FOR THE TWELVE MONTHS OF EACH COMPANY'S RESPECTIVE FISCAL YEAR. CAPTIAL CITY BANK GROUP'S STATEMENT OF INCOME REFLECTS THE TWELVE MONTHS ENDED DECEMBER 31, 1995 AND FIRST FINANCIAL'S STATEMENT OF INCOME REFLECTS THE TWELVE MONTHS ENDED SEPTEMBER 30, 1995.

(b) THESE STATEMENTS WERE DERIVED FROM THE RESPECTIVE AUDITED FINANCIAL STATEMENTS OF EACH ENITY.

CAPITAL CITY BANK GROUP, INC.
EXPLANATORY FOOTNOTES TO PRO FORMA FINANCIAL STATEMENTS

(1) TO RECORD THE INITIAL ACQUISITION OF FIRST FINANCIAL BANKCORP, INCLUDING (a) ESTABLISHING RESERVES TO COVER FUTURE COSTS DIRECTLY ASSOCIATED WITH THE ACQUISITION, (b) ADJUSTING CERTAIN ASSETS AND LIABILITIES TO FAIR MARKET VALUE,
(c) PROVIDING FOR RELATED DEFERRED TAXES, (d) RECORDING LONG TERM FINANCING TO PARTIALLY FUND THE ACQUISITION, AND (e) RECORDING GOODWILL

(2) TO ELIMINATE THE INVESTMENT IN FIRST FINANCIAL AND CORRESPONDING FIRST FINANCIAL EQUITY ACCOUNTS IN CONSOLIDATION OF CAPITAL CITY BANK GROUP AND FIRST FINANCIAL.

(3) TO RECLASSIFY INSUBSTANCE FORECLOSURES AND ASSOCIATED RESERVES TO LOANS

(4) TO RECORD AMORTIZATION/ACCRETION AND THE TAX EFFECT ASSOCIATED WITH THE FAIR MARKET VALUE ADJUSTMENTS ATTRIBUTABLE TO THE LOAN PORTOLIO AND FIXED ASSETS.

(5) TO RECORD AMORTIZATION AND GOODWILL

(6) TO RECORD INTEREST EXPENSE ON LONG-TERM DEBT

(7) TO RECORD TAX EFFECT OF PRO FORMA ACQUISITION ENTRIES.

(8) THE PURCHASE PRICE OF FIRST FINANCIAL HAS BEEN ALLOCATED TO THE UNDERLYING ASSETS AND LIABILITIES BASED ON THE ESTIMATED FAIR VALUES AS OF THE ACQUISITION DATE. THESE ALLOCATIONS MAY BE REVISED AT A FUTURE DATE WHEN ACTUAL AMOUNTS BECOME KNOWN AND/OR PENDING THRIFT INDUSTRY LEGISLATION IS ENACTED.

      (c)  Exhibits:
                        Exhibit 23   Consent of Accountant
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date:




By: /s/ J. Kimbrough Davis
    J. Kimbrough Davis
    Senior Vice President and
    Chief Financial Officer



                                   EXHIBIT INDEX


Exhibit 23     CONSENT OF ACCOUNTANT

WE HEREBY CONSENT TO THE INCLUSION IN THIS FORM 8-KA OF CAPITAL CITY BANK GROUP, INC. OF OUR REPORT DATED OCTOBER 24, 1995 WITH RESPECT TO THE CONSOLIDATED BALANCE SHEETS OF FIRST FINANCIAL BANKCORP, INC. AND SUBSIDIARIES AS OF SEPTEMBER 30, 1995 AND 1994 AND THE RELATED CONSOLIDATED STATEMENTS OF EARNINGS, STOCKHOLDERS' EQUITY AND CASH FLOWS FOR EACH OF THE YEARS IN THE THREE-YEAR PERIOD ENDED SEPTEMBER 30, 1995.




/s/ HACKER, JOHNSON, COHEN & GRIEB
________________________
HACKER, JOHNSON, COHEN & GRIEB
TAMPA, FLORIDA
SEPTEMBER 13, 1996